                                                                    EXHIBIT 4.12

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement"), dated as of the 4th day of August, 2000 is entered into between INSYNQ, Inc., a Delaware corporation (the "Company") and ONE CLICK INVESTMENTS LLC, a Washington corporation ("Holder").

     WHEREAS, there are currently outstanding 19,830,848 shares of Common Stock of the Company;

     WHEREAS, pursuant to a Subscription Agreement dated August 4, 2000 (the "Subscription Agreement"), by and among the Company and Holder, Holder has purchased 200,000 shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company;

     WHEREAS, pursuant to a Warrant Agreement dated August 4, 2000 (the "Warrant Agreement"), by and among the Company and Holder, Holder has warrants to purchase 200,000 shares of Common Stock at an exercise price of $2.00 per share; and

     WHEREAS, in order to insure liquidity in the future the Holder wishes to have the Shares registered and the Company wishes to grant such registration rights.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

     Definitions.  As used herein, the following terms have the following
     -----------
meanings:

     "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the declaration or ordering by the Securities and Exchange Commission (the "Commission") of effectiveness of the registration statement, other than any registration statement on Form S-8, Form S-4 or as otherwise contemplated under Rule 145 of the Act.

     1.   Piggyback Registration Rights.
          -----------------------------

          (i) If the Company at any time proposes to register any of its shares of Common Stock under the Act, whether of its own accord or at the demand of any holders of other such securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if the form of registration statement proposed to be used may be used for the registration of the Shares as contemplated hereunder, the Company will give notice to Holder not less than 10 days nor more than 30 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Registration"), and, upon written request of the Holder made within ten (10) days after the receipt of any such notice (which request will specify the number of Shares intended to be disposed of by the Holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all Shares of Holder as to which registration has been requested to be registered under the Act, provided that if such Registration is in connection with an underwritten public offering, Holder's Shares to be included in such Registration shall be offered upon the same terms and conditions as applied to any other securities included in such Registration. Notwithstanding anything contained in this Section 1(a) to the contrary, the Company shall have no obligation to cause Shares to be registered with respect to any Shares which shall be eligible for resale under Rule 144 of the Act. If the Company believes it is in the best interests of the Company to terminate the Registration for any reason, it shall have no obligations to continue the Registration but shall promptly notify Holder of such determination.

          (b) If a Registration is a primary registration on behalf of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such Registration (whether by the Company, the Holder, or other holders of the Company's securities pursuant to any other rights granted by the Company to participate in such Registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such Registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities the Company proposes to sell, and
     (B) second, any other securities held by holders with registration rights requested to be included in such Registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

          (c) If a Registration is a secondary registration on behalf of holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such Registration (whether by such holders, by the Holder, or by holders of the Company's securities pursuant to any other rights granted by the Company to participate in such Registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in such Registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities requested to be included by holders with demand registration rights who are demanding such Registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders, and (B) second, any other securities held by holders with piggyback registration rights, requested to be included in such Registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

     2.   Demand Registration Rights
          --------------------------

          (a) Holder has the right to one demand registration right on or after November 1, 2000. Subject to (i) the registration procedures outlined in Section (b) below and (ii) the Common Stock of the Company being publicly traded at the time of the request set forth below, the Company shall, upon the request of Holder,

          (b) Prepare and file with the SEC a Registration Statement on Form S-3 (or any other form of registration statement on which it may file for registration under the

     Securities Act) registering resales of the Common Shares by the Holder from time to time through the over-the-counter quotation system of the Nasdaq Market or the facilities of any national securities exchange or the Nasdaq National Market if the Common Stock is then listed or quoted thereon or in privately-negotiated transactions. The Registration Statement shall register (i) all of the Common Shares and (ii) such number of additional shares of Common Stock as may become issuable as Common Shares as a result of the anti-dilution provisions of the Common Shares. The Company will use commercially reasonable efforts to cause the initial Registration Statement to be declared effective by the SEC as soon as possible after the filing thereof. The Company hereby agrees that it shall (i) prepare and file such post-amendments to the initial Registration Statement and/or such additional Registration Statements as may be necessary to ensure that at all times there shall be registered with the SEC for resale by the Holder from time to time as provided in this Section 2 sufficient shares of Common Stock to account for all Common Shares which become issuable from time to time with respect to the Common Shares (as a result of anti-dilution provisions), and (ii) cause such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements to be declared effective as soon as possible after the filing thereof.

     The Company agrees to use diligent efforts to keep the Registration Statement(s) continuously effective and usable for resale of Registration Securities until two years (the "Effectiveness Period") from the Closing Date or such shorter period which will terminate when all Common Shares have ceased to be Registrable Securities.

          (c)  Registration Procedures
               -----------------------

          In connection with the Company's obligation to file Registration Statements as provided in Section 3 hereof, the Company will as expeditiously as possible:

          (i) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (ii) Notify the Holder of Registrable Securities promptly, and confirm such advice in writing,

               (a) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                 (b) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

                 (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (iii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (iv) furnish, without charge, to Holder at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (v) deliver to Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as Holder may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (vi) use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holder thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the Holder may reasonably specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (vii) if any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered by Holder, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (viii) obtain a CUSIP number for all Registrable Securities (unless already obtained);

          (ix) make available for inspection during normal business hours by a representative of the Holder and any attorney or accountant retained by such representative, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by Holder or any such attorney or accountant in connection with the Registration Statement; provided that all such records, information or documents shall be kept confidential by Holder or any such attorney or accountant unless disclosure of such records, information or documents is required by court or administrative order or is generally available to the public other than as a result of disclosure in violation of this paragraph
     (ix);

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise), no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the Effective Date, which statements shall cover said 12-month period;

          (xi) if at any time an event of the kind described in Section 4(g) shall occur, notify Holder that the use of the Prospectus must be discontinued (the Company will not declare any such "black-out" periods in excess of twenty business days during any twelve month period, unless otherwise required.

          Holder agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

          Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company described in this paragraph 2(c), Holder will forthwith discontinue disposition of Registrable Securities until Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2(c)(vii) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by the Company, Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     3.   Cooperation by the Holder.
          -------------------------

          (a) The Holder will furnish to the Company in writing such information about the Holder as the Company may reasonably require from the Holder in connection with the preparation of the registration statement (and the prospectus included therein).

          (b) The Holder will not (until further notice) effect sales of Shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; the Company agrees to use commercially reasonable efforts to promptly prepare and file any such correction or update. At the end of the period during which the Company has decided to keep a registration statement current and effective (and any extensions thereof), the Holder shall discontinue sales of Shares pursuant to the registration statement upon receipt of notice from the Company of its intention to remove from registration the Shares covered by the registration statement which remain unsold, and the Holder shall notify the Company of the number of Shares registered which remain unsold immediately upon receipt of the notice from the Company.

          (c) The Holder agrees to provide the Company with written representations of fact about the Holder reasonably necessary to permit the Company and its counsel to conclude that all sales of Shares made in connection with the registration were made in compliance with all applicable securities laws, including, without limitation, the prospectus delivery requirements of Section 5 of the Securities Act and any applicable restrictions of Rules 10b-6 and 10b-7 of the Securities Exchange Act of 1934, as amended.

If any Registration is underwritten, Holder shall (i) agree to sell its Shares on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, indemnity agreements, and other documents requested thereunder; provided that Holder shall only be required to make representations and warrants regarding Holder and its intended method of distribution.

     4.   Expenses of Registration.
          ------------------------

          All expenses incurred in effecting any registration pursuant to this Agreement including, without limitation, all registration and filing fees, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except that the costs of prospectus printing and all underwriting discounts and commissions attributable to Shares being sold by the Holder shall be borne by the Holder. Without limiting the generality of the foregoing, the Company shall pay all of the following registration expenses: (a) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (b) to the extent not already incurred, the fees and expenses incurred in connection with the listing on an exchange, the Nasdaq Stock Market, or inter-dealer quotation system of the Shares, (c) all registration and filing fees, (d) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (e) printing expenses and engraving expenses, (f) fees and disbursements of counsel to the Company and customary fees and expenses for independent certified public accountants retained by the Company, and (g) the fees and expenses of any special experts retained by the Company.

     5.   Notices.
          -------

          Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the Company as follows (or such other address as the Company or the Holder may specify to the Company and all other parties by Notice):

                              INSYNQ, Inc.
                              1101 Broadway Plaza
                              Tacoma, Washington 98402
                              Attn: President
                              Telecopy: (253) 404-3842

and to the Holder at:

                              One Click Investments LLC
                              _____________________
                              _____________________
                              Telecopy:

All Notices shall be deemed effective and received (a) if given by telecopy, when the telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) given by overnight courier, on the business day immediately following the date on which the Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when the Notice is delivered at the address specified above.

     6.   Amendment.
          ---------

          The terms of this Agreement may not be amended, modified or otherwise revised except by the written consent of the Company and the Holder.

     7.   Counterparts; Facsimile Execution.
          ---------------------------------

          This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto. Each party to this Agreement agrees that it will be bound by its own telecopy signature and that it accepts the telecopy signature of each other party to this Agreement.

     8.   Choice of Law.
          -------------

          THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF WASHINGTON WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN PIERCE COUNTY, WASHINGTON.

     9.   Entire Agreement.
          ----------------

          This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

     10.  Cumulative Rights.
          -----------------

          The rights of the parties under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

     11.  Severability and Reformation.
          ----------------------------

          If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 11.

     12.  Arbitration.
          -----------

          IN THE EVENT OF A DISPUTE HEREUNDER WHICH CANNOT BE RESOLVED BY THE PARTIES AMONG THEMSELVES, SUCH DISPUTE SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATION PANEL (WHICH SHALL BE A ONE PERSON PANEL) MAY BE ENTERED IN ANY COURT OR TRIBUNAL OF COMPETENT JURISDICTION. THE COMPANY AND THE HOLDER AGREE THAT ALL ARBITRATIONS OCCURRING UNDER THIS SECTION 12 SHALL BE HELD IN THE CITY OF TACOMA, WASHINGTON.

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

     13.  Indemnification.
          ---------------

          (a)  Indemnification by the Company. The Company will indemnify Holder
               ------------------------------
     against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to, and relating to any action or inaction required of, the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder for use in such prospectus, offering circular or other document.

          (b)  Indemnification by Holder.  Holder will indemnify the Company and
               -------------------------
     its officers and directors and each entity or individual who controls the Company (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and Holder will reimburse the Company and its officers, directors, and controlling entities or individuals for any legal and any other expenses reasonably by them incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to the Company in an instrument duly executed by Holder or any of its officers, directors, or controlling entities or individuals and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

          (c)  Indemnification Proceedings.  Each party entitled to
               ---------------------------
     indemnification pursuant to this Section 13 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 13 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified

     Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under Section 13 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this
     Section 13 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     14.  Reimbursement of Expenses.
          -------------------------

          The Company shall reimburse Holder his legal and accounting fees incurred by Holder in connection with his acquisition of the Common Stock and the Warrants referenced herein, up to but not exceeding $5,000.00.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        INSYNQ, INC.
                                        a Utah corporation


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                        ONE CLICK INVESTMENTS LLC
                                        a Washington corporation


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                       10